UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street
New York, New York 10016
(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 Results of Operations and Financial Condition.

On April 16, 2024, Intra-Cellular Therapies, Inc. (the “Company”) filed with the Securities and Exchange Commission a preliminary prospectus supplement to its effective shelf registration statement on Form S-3 (the “Preliminary Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed public offering of shares of the Company’s common stock. The Company included the following disclosure in the Preliminary Prospectus Supplement:

“While we have not finalized our financial results for the first quarter of 2024, we expect to report that, for the three months ended March 31, 2024, our CAPLYTA net product sales were approximately $144.8 million, and as of March 31, 2024, we had cash, cash equivalents, investment securities and restricted cash of approximately $477 million. These amounts are preliminary, unaudited and may change, were prepared by management and are based on the most current information available to management, and are subject to completion by management of the financial statements as of and for the three months ended March 31, 2024, including completion of the review procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them. As a result, there can be no assurance that our CAPLYTA net product sales for the three months ended March 31, 2024 or our cash, cash equivalents, investment securities and restricted cash as of March 31, 2024 will not differ from these estimates and any such change could be material, and you should not place undue reliance on these preliminary estimates. Additional information and disclosures are required for a more complete understanding of our financial position and results of operations as of and for the three months ended March 31, 2024. See “Risk Factors—Risks Related to This Offering—Our preliminary financial estimates represent management’s current estimates and are subject to change.”

Complete quarterly results as of, and for the three months ended March 31, 2024 will be included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024.”

ITEM 8.01 Other Events.

On April 16, 2024, the Company issued a press release announcing it has commenced an underwritten public offering of $500 million of shares of its common stock, and its intention to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares in the offering will be sold by the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

J.P. Morgan, Leerink Partners, BofA Securities, Morgan Stanley and RBC Capital Markets are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

In addition, the Preliminary Prospectus Supplement contains an updated summary description of the Company’s business in the section entitled “Prospectus Supplement Summary,” which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Intra-Cellular Therapies, Inc., dated April 16, 2024

99.2	Prospectus Supplement Summary included in Intra-Cellular Therapies, Inc.’s Preliminary Prospectus Supplement dated April 16, 2024 to the Registration Statement on Form S-3.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: April 16, 2024